MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                  CERTIFIED PUBLIC ACCOUNTANTS
                       888 SEVENTH AVENUE
                       NEW YORK, NY 10106
                        -----------------

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549



Gentlemen:

We have read and do not agree with one of the representations in
Item 4 of Form 8-K of Exotics.com, Inc. dated September 5, 2002, and filed on October 16, 2002.

Specifically, our report on the financial statements for the two most recent fiscal years was modified as to uncertainty that the Company will continue as a going concern.

                  /s/ Merdinger, Fruchter, Rosen & Company, P.C.
                  MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                  Certified Public Accountants

New York, New York
October 16, 2002